EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF
                              ALL WRAPPED UP. INC.


KNOW ALL MEN BY THESE PRESENTS:

     That we, ,the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a Corporation under and pursuant to the laws of the State of Nevada. and we do hereby certify that:

ARTICLE I - NAME: The exact name of this 'Corporation is:

                              All Wrapped Up, Inc.

ARTICLE II - RESIDENT AGENT:

     The Resident Agent of the Corporation is Max C. Tanner, Esq., The Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 69121.

ARTICLE III - DURATION: The Corporation shall have perpetual existence.

ARTICLE IV - PURPOSES: The purpose, object and nature of the business for which this Corporation is organized are:

     (a)  To engage in any lawful activity;

     (b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE V - POWERS: The powers of the Corporation shall be those powers granted by 76.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, Corporation shall have the following specific powers:

     (a) To elect or appoint officers and agents Corporation and to fix their compensation;

     (b) To act as an agent for any individual. association, partnership, corporation or other legal entity;

     (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests IN. or obligations of, individuals, associations. partnerships, corporations, or governments;

     (d) To receive, acquire, hold, pledge. transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus;

     (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.

ARTICLE VI - CAPITAL STOCK:

Section 1. AUTHORIZED SHARES. The total number of shares which this corporation is authorized to issue is 25,000,000 shares of Capital Stock at $.001 par value per share.

     (a) The total number of shares of Common stock which this Corporation is authorized to issue is 20,000,000 shares at $.001 par value per share.

     (b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares at $.001 par value per


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          share,  which  Preferred  Stock may  contain  special  preferences  as determined by the Board of Directors of the corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

Section 2. VOTING RIGHT OF SHAREHOLDERS. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.

Section 3. CONSIDERATION FOR SHARES. The Common Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors. such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular.

Section 4. PRE-EMPTIVE RIGHTS. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation. shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

Section 5. STOCK RIGHTS AND OPTIONS. The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes. upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

ARTICLE VII - ASSESSMENT OF STOCK: The capital stock of this Corporation, after the amount of the subscription price has been fully paid in. shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the corporation.

ARTICLE VIII - DIRECTORS: For the management of the business and for the conduct of the affairs of the Corporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and shareholders, it is further provided:

Section 1. SIZE OF THE BOARD. The members of the governing board of the Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation. The name and post office address of the directors constituting the first board of directors, which shall be one(l)in number are:

NAME                                                            ADDRESS

Max C. Tanner                                            2950 East Flamingo Road
                                                         Suite G
                                                         Las Vegas, NY 69121

Section 2. POWERS OF BOARD. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

     (a) To make, alter, amend, and repeal the By-Laws subject to the power of the shareholders to alter or repeal the By-Laws made by the Board of Directors.

     (b) subject to the applicable provisions of the By Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to shareholder inspection. No shareholder shall have any right to


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          inspect any of the  accounts,  books or documents of the  Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Shareholders of the Corporation;

     (c) To issue stock of the Corporation for money, property services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors without vote or consent of the shareholders and the judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be,' fully-paid and non-assessable.

     (d) To authorize and issue, without shareholder consent, obligations of the Corporation. secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

     (e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus;

     (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

     (g) To establish bonus, profit sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

     (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

     (i)  To  provide  for the  reasonable  compensation  of its own  members by
          By-Law,   and  to  fix  the  terms  and  conditions  upon  which  such compensation will be paid;

     (j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the bylaws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

Section 3. INTERESTED DIRECTORS. No contract or transaction between this corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S.
76.140 are met.

ARTICLE IX - LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS:
The personal liability of a director or officer of the corporation to the corporation or the Shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.


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ARTICLE X -  INDEMNIFICATION:  Each director and each officer of the corporation may be indemnified by the corporation as follows:

     (a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suite or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid IN settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
          (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     (d) Any indemnification under subsections (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (i)  By the stockholders;

          (ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (iii)If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.


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     (e)  Expenses of officers  and  directors  incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it ,'is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection
               (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XI - PLACE OF MEETING; CORPORATE BOOKS: Subject to the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.

ARTICLE XII - AMENDMENT OF ARTICLES: The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation.

ARTICLE XIII - INCORPORATOR: The name and address of the sole incorporator signing these Articles of Incorporation is as follows:

         NAME                                         POST OFFICE ADDRESS

1.       Max C. Tanner                          2950 East Flamingo Road, Suite G
                                                Las Vegas, Nevada 89121

      IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 26th day of July, 1996.

                                                /s/ MAX C. TANNER
                                                _________________
                                                    Max C. Tanner


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       CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF CHINA WEST
                              INTERNATIONAL, INC.

     Pursuant to NRS 78.385 and 78.390, the undersigned President and Secretary of China West International, Inc. do hereby certify:

     That the following amendments to the articles of incorporation were unanimously approved by the Board of Directors of said corporation by written consent in lieu of a special meeting of the Board of Directors dated July 30, 1997 and by a majority of the outstanding shares entitled to vote.

     Article I is hereby amended to read as follows:

          The exact name of this Corporation is Intergold Corporation

     This Certificate of Amendment to the Articles of Incorporation may be signed in two or more counterparts.

                                                /s/ ROGER P. TAYLOR
                                                ________________________________
                                                    Roger P. Taylor, President



                                                /s/ ARTHUR W. LILLY
                                                ________________________________
                                                    Arthur W. Lilly, Secretary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       FOR
                              ALL WRAPPED UP, INC.


     Pursuant to NRS 78.385 and 78.390, the undersigned President and Secretary of All Wrapped Up, Inc. does hereby certify:

     That the following amendments to the articles of incorporation were approved by the Sole Director of said corporation by written consent in lieu of a special meeting of the Sole Director, dated March 10, 1997 and by a majority of the outstanding shares entitled to vote, there being 3,013.000 shares authorized 10 vote and 1,889.750 shares having voted in favor of the amended articles.

1. CHANGE OF NAME.

     Effective March 25. 1997, Article 1 is hereby amended to read as follows:

          The exact name of the Corporation is China West International, Inc.

2. CHANGE OF AUTHORIZED CAPITAL.

     After giving effect to a four for one (4 for 1) forward stock split of the common stock, the authorized common stock shall be increased from 20,000,000 shares to 80,000,000 shares of common stock. $.00025 par value per share, which stock split and subsequent increase in the number of authorized shares shall be effective on March 25, 1997. The authorized preferred stock shall remain the same.

Accordingly,

          Effective Match 25, 1997, Article VI, Section I, is hereby amended to read as follows:

     Section I. AUTHORIZED SHARES The total number of shares which this Corporation is authorized to issue is 85,000,000 shares consisting of Common and Preferred Stock as follows:

          (a) After giving effect to a four for one (4 for 1) forward stock split, the total number of shares of Common Stock which this Corporation is authorized to issue is 80,000.000 shares at S. 00025 par value per share.

          (b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares at $.001 par value per share, which Preferred stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

                                                     /s/ BRIAN HARRIS
                                                     ___________________________
                                                         Brian Harris
                                                         President and Secretary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                              INTERGOLD CORPORATION


     Pursuant to NRS 78.385 and 78.390, the undersigned President and Secretary of Intergold Corporation do hereby certify:

     The following amendments to the articles of incorporation were unanimously approved by the Board of Directors of said corporation by written consent in lieu of a special meeting of the Board of Directors dated August 6, 1998 and by a majority of the outstanding shares entitled to vote.

1. Change of Authorized Capital

     Article VI Section I - Capital Stock - Authorized Shares is hereby amended to read as follows:

Section I. Authorized Shares, The total number of shares which this Corporation is authorized to issue is 200,000,000 shares consisting of Common and Preferred Stock as follows:

     (a) After giving effect to a four for one (4 for I) forward stock split, the total number of shares of Common Stock which this Corporation is authorized to issue is 125,000,000 shares at $.00025 par value per share,

     (b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 15,000,000 shares at $,001 par value per share, which Preferred Stock may contain special preferences 8S determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

     This Certificate of Amendment of the Articles of Incorporation may be executed in two or more counterparts.

                                                 INTERGOLD CORPORATION


                                                 /s/ MICHAEL MEHRTENS
                                                 _______________________________
                                                     Michael Mehrtens, President


                                                 /s/ HAROLD GOODING
                                                 _______________________________
                                                     Harold Gooding, Secretary

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                              INTERGOLD CORPORATION
                       (Pursuant to NRS 78.207 and 78.209)


     I, the undersigned Grant Atkins, President of Intergold Corporation, do hereby certify that the Board of Directors of said corporation at a meeting duly convened held on the 15'" day of March, 2003, adopted a resolution to amend the original articles as follows:

     1. Name of corporation: Intergold Corporation

     2. The articles have been amended as follows:

                                  A. ARTICLE VI

     Article VI, Section 1 - Authorized Shares is hereby amended to read as follows:

     "Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 275,000,000 shares consisting of Common and Preferred Stock as follows:

          (a) The total number of shares of common Stock which this Corporation is authorized to issue is 200,000,000 shares of $0.00025 par value per share.

          (b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 75,000,000 shares of $0.001 par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

     3. The current number of authorized shares and the par value of each before the amendment to the articles of incorporation is effectuated is 200,000,000 shares consisting of Common and Preferred as follows: (i) the Corporation is authorized to issue 125,000,000 shares of Common Stock at $0.00025 par value; and (ii) the Corporation is authorized to issue 75,000,000 shares of Preferred Stock at $0.001 par value.

     4. The number of authorized shares and the par value of each after the amendment to the articles of incorporation is effectuated is 275,000,000 shares consisting of Common and Preferred as follows: (i) the Corporation is authorized to issue 200,000,000 shares of Common Stock at $0.00025 par value; and (ii) the Corporation is authorized to issue 75,000,000 shares of Preferred Stock at $0.001 par value.

     5. No shares of either the Common Stock or the Preferred Stock class will be issued after the amendment is effectuated in exchange for issued shares of the same class.

     6. The Board of Directors by resolution has authorized and approved the amendment to the articles of incorporation to change the authorized capital structure of the corporation by increasing the number of authorized shares. pursuant to section 78.207, no shareholder approval is required in that the proposed amendment does not (i) include provisions pursuant to which only money will be paid or scrip will be issued to stockholders who in the aggregate hold ten percent (10%) or more of the outstanding shares of the affected class and w\'to would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares; or (ii) alter or change any preference or any relative or other right given to any other class of outstanding shares.

     7. The change to the Corporation's authorized capital structure shall be effective upon the filing of this Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State.

     IN WITNESS WHEREOF, Intergold corporation has caused these presents to be signed in its name and on its behalf by Grant Atkins, its president, and its corporate seal to be hereunder affixed, on this 15th day of March, 2003, and its President acknowledges that this Certificate of Amendment is the act and deed of Intergold corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.


                                            INTERGOLD CORPORATION

                                            By: /s/ GRANT ATKINS
                                                ___________________________
                                                    Grant Atkins, President